EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL

FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Caspian Services, Inc., on Form 10-KSB for the fiscal year ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Indira Kalieva, Acting Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 12, 2007	By:	/s/ Indira Kalieva
Indira Kalieva ,Acting Principal Financial Officer